Exhibit 20.2
Page 1 of 3

Navistar Financial 1994-B Owner Trust
For the Month of February 1997
Distribution Date of March 17, 1997

Original Pool Amount                     $215,029,773.64

Beginning Pool Balance                    $58,639,688.25
Beginning Pool Factor                          0.2727050

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)     $5,206,799.64
  Interest Collected                         $389,359.00

Additional Deposits:
  Repurchase Amounts                               $0.00
  Liquidation Proceeds/Recoveries            $114,217.45
Total Additional Deposits                    $114,217.45

Repos/Chargeoffs                              $49,517.63
Aggregate Number of Notes Charged Off                 22

Total Available Funds                      $5,710,356.09

Ending Pool Balance                       $53,383,390.98
Ending Pool Factor                             0.2482605

Servicing Fee                                 $48,866.41

Repayment of Servicer Advances                     $0.00

Reserve Account:
  Beginning Balance (see Memo Item)        $4,315,669.46
  Target Percentage                                 6.50%
  Target Balance                                     N/A
  Minimum Balance                          $4,300,595.47
  (Release)/Deposit                          ($15,073.99)
  Ending Balance                           $4,300,595.47

Current Weighted Average APR:                      8.785%
Current Weighted Average Remaining Term (months):  21.49

                                            Dollars       Notes
Delinquencies:
Installments:
     1-30 days                             800,375.21      550
    31-60 days                             145,975.95      111
    60+ days                                64,146.70       35

    Total                                1,010,497.86      566

  Balances:  60+ days                      607,180.87       35

Memo Item - Reserve Account
  Prior Month                           $4,300,595.47
  + Invest. Income                          15,073.99
  + Transfer from Collection Account             0.00
    Beginning Balance                   $4,315,669.46

Exhibit 20.2
Page 2 of 3

Navistar Financial 1994-B Owner Trust
For the Month of February 1997

                                      TOTAL          NOTES         CERTIFICATES
Original Pool Amount
 Distributions:                 $215,029,773.64  $207,503,000.00   $7,526,773.64
 Distribution Percentages                                 96.50%           3.50%
 Coupon                                                   6.400%          6.625%

Beginning Pool Balance           $58,639,688.25
Ending Pool Balance              $53,383,390.98

Collected Principal               $5,206,779.64
Collected Interest                  $389,359.00
Charge-Offs                          $49,517.63
Liquidation Proceeds/Recoveries     $114,217.45
Servicing                            $48,866.41
Cash Transfer to Reserve Account           0.00
  Total Collections Available
    for Debt Service              $5,661,489.68

Beginning Balance                $58,235,963.36   $56,196,973.06   $2,038,990.30
Interest Due                        $310,974.12      $299,717.19      $11,256.93
Interest Paid                       $310,974.12      $299,717.19      $11,256.93
Principal Due                     $5,256,297.27    $5,072,326.87     $183,970.40
Principal Paid                    $5,256,297.27    $5,072,326.87     $183,970.40

Ending Balance                   $52,979,666.08   $51,124,646.19   $1,855,019.89
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)              0.2463802749    0.2464561816

Total Distributions               $5,567,271.39    $5,372,044.06     $195,227.33

Interest Shortfall                        $0.00            $0.00           $0.00
Principal Shortfall                       $0.00            $0.00           $0.00
 Total Shortfall (required from Reserve)  $0.00            $0.00           $0.00

Excess Servicing                     $94,218.29

Beginning Reserve Account Balance $4,315,669.46  See also Memo Item on Page 1 regarding Reserve Account
(Release)/Draw                      ($15,073.99)
Ending Reserve Account Balance    $4,300,595.47

Exhibit 20.2
Page 3 of 3

Navistar Financial 1994-B Owner Trust
For the Month of February 1997


Trigger Events:  A) Loss Trigger
                 B) Delinquency Trigger
                 C) Noteholders Percent Trigger

                                     5               4               3               2               1
                                  Oct 1996        Nov 1996        Dec 1996        Jan 1997        Feb 1997

Beg. Pool Balance              $72,882,260.13  $69,133,032.09  $65,493,264.29  $62,197,239.05  $58,639,688.25

A) Loss Trigger:
Principal of Contracts
  Charged off                     $115,168.44      $39,429.67      $44,376.01      $30,042.33      $49,517.63
Recoveries                        $198,276.20     $149,234.37      $60,818.33       $4,737.98     $114,217.45

Total Charged off
  (Months 5,4,3)                  $198,974.12
Total Recoveries
  (Months 3,2,1)                   179,773.76
Net Loss/(Recoveries)
  for 3 Mos.                       $19,200.36(a)

Total Balance (Months 5,4,3)  $207,508,556.51(b)

Loss Ratio Annualized [(a/b)(12)]      0.1110%

Trigger: Is Ratio> 1.5%                    No

B) Delinquency Trigger:
   Balance delinquency 60+ days                                   $937,828.61     $672,439.19     $607,180.87
   As % of Beginning Pool Balance                                    1.43195%        1.08114%        1.03544%
   Three Month Average                                               0.71253%        1.02252%        1.18284%

Trigger: Is Average> 2.0%                  No

C) Noteholders Percent Trigger:        2.0000%
   Ending Reserve Account Balance
    not less than 1% of Initial
    Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%                No

Navistar Financial Corporation


by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer